Codexis Reports 2015 Fourth Quarter and Full Year Financial Results

Meets 2015 Financial Guidance and Introduces 2016 Financial Guidance

Conference call begins at 4:30 p.m. Eastern time today

REDWOOD CITY, Calif. (March 3, 2016) - Codexis, Inc. (NASDAQ: CDXS), a leading protein engineering company, announces financial results for the three and 12 months ended December 31, 2015, provides an update on the company's business progress and introduces 2016 financial guidance.

“The fourth quarter marks the highest quarterly product revenues from our core biocatalysis business in 2015 and closes out a highly productive year for Codexis,” said Codexis President and CEO John Nicols. “Among our most important 2015 accomplishments, we entered into our second CodeEvolver® technology transfer and licensing agreement, this one with the global pharmaceutical giant Merck, and recognized license agreement milestone payments from both GlaxoSmithKline (GSK) and Merck. In our first agreement with a biopharmaceutical company, we successfully completed the proof-of-concept stage and started the enzyme evolution stage. We also were able to increase our product revenues with our largest shipment so far to our first food ingredient customer. Additionally, we met our 2015 financial guidance with revenues increasing 18% to $41.8 million and gross margin on total revenues improving to 84%.

“Our financial outlook for 2016 is for another year of growth with revenues in the range of $46 million to $49 million based on strong contributions from our core business and the expected recognition of CodeEvolver® technology transfer milestone payments totaling $15.5 million. We expect gross margin for 2016 to be between 80% and 85% of total revenues,” said Mr. Nicols.

Fourth Quarter Financial Highlights
Total revenues for the fourth quarter of 2015 of $11.6 million compare with $14.2 million for the fourth quarter of 2014, which included a $5 million milestone payment for the completion of the first milestone under the CodeEvolver® platform license agreement with GSK. Biocatalyst research and development revenues for the fourth quarter of 2015 were $6.4 million and included service and milestone fees from our biopharmaceutical collaboration, successful execution of a new R&D project aimed at transforming the manufacture of an already marketed drug, and a $3.1 million settlement relating to past-due payments and settlement of future payments associated with a royalty business with a non-core legacy customer. This compares with biocatalyst research and development revenues for the fourth quarter of 2014 of $7.8 million, which included the $5 million milestone payment from GSK. Biocatalyst product sales for the quarter were $4.5 million, compared with $4.7 million for the fourth quarter of 2014, with the decrease reflecting the timing of customer orders and product shipments. Revenue from the company’s revenue-sharing arrangement with Exela PharmSci for sales of argatroban injectable drug was $0.8 million.

Gross profit as a percentage of total revenues for the fourth quarter of 2015 increased to 78% from 75% for the fourth quarter of 2014, primarily due to lower product costs attributable to sales mix and the inclusion of the settlement for past-due and future royalties mentioned above.

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Research and development (R&D) expenses for the fourth quarter of 2015 of $5.2 million compare with $5.0 million in the prior-year period, reflecting higher employee-related and outside services expenses. Selling, general and administrative (SG&A) expenses for the fourth quarter of 2015 were $6.0 million, compared with $5.1 million in the fourth quarter of 2014, primarily due to an increase in employee-related and legal expenses.

The net loss for the fourth quarter of 2015 of $2.1 million, or $0.05 per share, compares with net income of $345,000, or $0.01 per diluted share, for the fourth quarter of 2014. Non-GAAP adjusted net income for the fourth quarter of 2015 of $622,000, or $0.02 per diluted share, compares with a non-GAAP adjusted net income of $2.8 million, or $0.07 per diluted share, for the fourth quarter of 2014.

Full-Year 2015 Financial Highlights
Total revenues for the year ended December 31, 2015 increased 18% to $41.8 million from $35.3 million for 2014. Total revenues for 2015 included $25.6 million in biocatalyst research and development revenue, $11.4 million in biocatalyst product sales and $4.8 million from the revenue-sharing arrangement with Exela.

Gross profit as a percentage of total revenues for 2015 increased to 84% from 72% for 2014.

R&D expenses consist of costs incurred for internal projects, partner-funded collaborative R&D activities and costs incurred to achieve milestones under various collaboration and platform technology transfer agreements. R&D expenses for 2015 decreased to $20.7 million from $22.8 million for the prior year, resulting primarily from the non-recurring, non-cash impairment charges related to the writedown of certain assets in 2014 as well as lower equipment depreciation expense in 2015. SG&A expenses for 2015 were $22.3 million compared with $21.9 million from the prior year, with the slight increase mainly due to higher employee-related expenses.

The net loss for 2015 of $7.6 million, or $0.19 per share, compares favorably with the net loss of $19.1 million, or $0.50 per share, for 2014. Non-GAAP adjusted net income for 2015 was $3.0 million, or $0.07 per diluted share, compared with non-GAAP adjusted net loss of $5.8 million, or $0.15 per share, for 2014.

Cash and cash equivalents as at December 31, 2015 were $23.3 million, compared with $26.5 million as of December 31, 2014.

Financial Outlook
Codexis is introducing financial guidance for 2016 as follows:

•
Total revenues of $46 million to $49 million, representing growth of 10% to 17% over 2015. This revenue guidance assumes the recognition of $7.5 million and $8.0 million in milestone payments related to the company’s non-exclusive license agreements with GSK and Merck, respectively.

•	Gross margin as a percentage of total revenues of 80% to 85%.

Non-GAAP Financial Measures
Consolidated financial information has been presented in accordance with GAAP as well as on a non-GAAP basis. On a non-GAAP basis, financial measures exclude non-cash items such as depreciation expense, amortization expense and stock-based compensation expense, as well as non-recurring, non-cash impairment and change in fair value of assets held for use. Non-GAAP financial measures presented are: non-GAAP net income or loss, non-GAAP net income or loss per share, non-GAAP research and development expense and non-GAAP selling, general and administrative expense. Non-GAAP operating expenses exclude stock-based compensation expense, amortization of intangible assets, depreciation of fixed assets, the impairment of certain lab equipment used in research and development activities and a decrease in fair value of assets held for sale and the gain on the sale of Codexis' former Hungarian subsidiary.

Codexis management uses these non-GAAP financial measures to monitor and evaluate its operating results and trends on an ongoing basis, and internally for operating, budgeting and financial planning purposes. Codexis management believes the non-GAAP information is useful for investors by offering the ability to identify trends in what management considers to be Codexis' core operating results and to better understand how management

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evaluates the business. These non-GAAP measures have limitations, however, because they do not include all items of income and expense that affect Codexis. These non-GAAP financial measures are not prepared in accordance with, and should not be considered in isolation of, or as an alternative to, measurements required by GAAP, and therefore these non-GAAP results should only be used for evaluation in conjunction with the corresponding GAAP measures. A description of the non-GAAP calculations and reconciliation to comparable GAAP financial measures is provided in the accompanying table entitled "Reconciliation of GAAP to Non-GAAP Financial Measures."

Conference Call and Webcast
Codexis will hold a conference call and audio webcast today beginning at 4:30 p.m. Eastern time. The conference call dial-in numbers are 855-890-8665 for domestic callers and 720-634-2938 for international callers, and passcode 50851945. A live webcast of the call will be available on the Investors section of www.codexis.com.

A recording of the call will be available for 48 hours beginning approximately two hours after the completion of the call by dialing 855-859-2056 for domestic callers or 404-537-3406 for international callers. Please use the passcode 50851945 to access the replay. A webcast replay will be available on the Investors section of www.codexis.com for 30 days, beginning approximately two hours after the completion of the call.

About Codexis, Inc.
Codexis, Inc. is a leading protein engineering company that applies its technology to the development of biocatalysts for commercial manufacture of pharmaceuticals and fine chemicals. Codexis' proven technology enables implementation of biocatalytic solutions to meet customer needs for rapid, cost-effective and sustainable manufacturing. For more information, see www.codexis.com.

Forward-Looking Statements
This press release contains forward-looking statements relating to Codexis' forecast for 2016 total revenues, gross profit as a percentage of total revenues, cash and cash equivalents, total product revenues and expected recognition of CodeEvolver® technology transfer milestone payments totaling a $15.5 million. You should not place undue reliance on these forward-looking statements because they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond Codexis' control and that could materially affect actual results. Factors that could materially affect actual results include Codexis' dependence on its licensees and collaborators; Codexis' dependence on a limited number of products and customers in its biocatalysis business; potential adverse effects to Codexis' business if its customers' pharmaceutical products are not received well in the markets; Codexis' ability to develop and commercialize new products for the biocatalysis markets; Codexis' dependence on a limited number of contract manufacturers for large-scale production of its enzymes; Codexis' ability to deploy its technology platform in new market spaces; any impairments Codexis may be required to record in the future with respect to its goodwill, intangible assets or other long-lived assets; Codexis' need for substantial additional capital in the future in order to expand its business; variability of and potential decline in Codexis' pharmaceutical product gross margins from quarter to quarter; Codexis' dependence on key personnel; risks associated with Codexis' international business; the cost of compliance with European Union chemical regulations; adverse effects of regulatory tax examinations; risks associated with the patent litigation that Codexis initiated in February 2016, including the risk that EnzymeWorks and Junhua “Alex” Tao may file counterclaims against Codexis; Codexis may be involved in additional lawsuits to protect or enforce its patents or other rights, which could be expensive, time-consuming and unsuccessful; Codexis’ ability to compete may decline if it does not adequately protect its proprietary technologies or if it loses some of its intellectual property rights; Codexis may not be able to enforce its intellectual property rights throughout the world; if Codexis’ biocatalysts, or the genes that code for its biocatalysts, are stolen, misappropriated or reverse engineered, others could use these biocatalysts or genes to produce competing products; third parties may claim that Codexis is infringing their intellectual property rights or other proprietary rights, which may subject Codexis to costly and time-consuming litigation and prevent Codexis from developing or commercializing its products; and confidentiality agreements with employees and others may not adequately prevent disclosures of trade secrets and other proprietary information. Additional factors that could materially affect actual results can be found in Codexis' Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 6, 2015, and in Codexis' Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission on May 7, 2015 and November 6, 2015, including, in each case, under the caption “Risk Factors.” Codexis expressly disclaims any intent or obligation to update these forward-looking statements, except as required by law.

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Investor Contact:
Investors
LHA
Jody Cain, 310-691-7100
jcain@lhai.com

Media Contact:
That’s Nice
Guy Tiene, 212-366-4455
guy@thatsnice.com
Financial Tables to Follow

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Codexis, Inc.
Condensed Consolidated Statements of Operations
(unaudited)
(In Thousands, Except Per Share Amounts)

	Three months ended December 31,		Twelve months ended December 31,
	2015	2014	2015	2014
Revenues:
Biocatalyst product sales	$4,462	$4,741	$11,376	$13,064
Biocatalyst research and development	6,352	7,769	25,599	14,945
Revenue sharing arrangement	773	1,681	4,829	7,298
Total revenues	11,587	14,191	41,804	35,307
Costs and operating expenses:
Cost of biocatalyst product revenues	2,578	3,547	6,586	9,726
Research and development	5,216	5,047	20,673	22,755
Selling, general and administrative	6,026	5,147	22,315	21,937
Total costs and operating expenses	13,820	13,741	49,574	54,418
Income (loss) from operations	(2,233)	450	(7,770)	(19,111)
Interest income	7	3	19	18
Other expense	(21)	(50)	(168)	(234)
Income (loss) before income taxes	(2,247)	403	(7,919)	(19,327)
Income tax provision (benefit)	(194)	58	(338)	(256)
Net income (loss)	$(2,053)	$345	$(7,581)	$(19,071)
Net income (loss) per share, basic	$(0.05)	$0.01	$(0.19)	$(0.50)
Net income (loss) per share, diluted	$(0.05)	$0.01	$(0.19)	$(0.50)
Weighted average common shares used in computing net loss per share, basic	39,840	38,641	39,438	38,209
Weighted average common shares used in computing net loss per share, diluted	39,840	39,592	39,438	38,209

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Codexis, Inc.
Condensed Consolidated Balance Sheets
(unaudited)
(In Thousands)

	December 31,
	2015	2014
Assets
Current assets:
Cash and cash equivalents	$23,273	$26,487
Accounts receivable, net	7,329	3,870
Inventories	992	1,395
Prepaid expenses and other current assets	1,245	1,255
Total current assets	32,839	33,007
Restricted cash	787	711
Marketable securities, non-current	1,549	688
Property and equipment, net	3,109	3,995
Intangible assets, net	2,812	6,186
Goodwill	3,241	3,241
Other non-current assets	310	294
Total assets	$44,647	$48,122
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$3,399	$4,673
Accrued compensation	3,331	2,946
Other accrued liabilities	2,013	2,619
Deferred revenues	6,098	3,497
Total current liabilities	14,841	13,735
Deferred revenues, net of current portion	3,120	3,813
Other long-term liabilities	3,807	4,263
Stockholders’ equity:
Common stock	4	4
Additional paid-in capital	305,981	302,379
Accumulated other comprehensive loss	405	(142)
Accumulated deficit	(283,511)	(275,930)
Total stockholders’ equity	22,879	26,311
Total liabilities and stockholders’ equity	$44,647	$48,122

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Codexis, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(unaudited)
(In Thousands, Except Per Share Amounts)

	Three months ended December 31,		Twelve months ended December 31,
	2015	2014	2015	2014
(i) Research and development expenses
Research and development expenses - GAAP	$5,216	$5,047	$20,673	$22,755
Non-GAAP adjustments:
Impairment of excess lab equipment and change in fair value of assets held for sale (a)	—	—	—	(2,728)
Gain on sale of Hungarian subsidiary (b)	—	—	—	760
Depreciation expense (c)	(240)	(388)	(1,099)	(2,233)
Intangible asset amortization (d)	(842)	(844)	(3,374)	(3,374)
Employee stock-based compensation (e)	(225)	(219)	(935)	(953)
Research and development expenses - Non-GAAP	$3,909	$3,596	$15,265	$14,227

(ii) Selling, general and administrative expenses
Selling, general and administrative expenses - GAAP	$6,026	$5,147	$22,315	$21,937
Non-GAAP adjustments:
Depreciation expense (c)	(226)	(244)	(936)	(1,078)
Employee stock-based compensation (e)	(1,142)	(771)	(4,191)	(3,667)
Selling, general and administrative expenses - Non-GAAP	$4,658	$4,132	$17,188	$17,192

(iii) Net income (loss)
Net income (loss) - GAAP	$(2,053)	$345	$(7,581)	$(19,071)
Non-GAAP adjustments:
Impairment of excess lab equipment and change in fair value of assets held for sale (a)	—	—	—	2,728
Gain on sale of Hungarian subsidiary (b)	—	—	—	(760)
Depreciation expense (c)	466	632	2,035	3,311
Intangible asset amortization (d)	842	844	3,374	3,374
Employee stock-based compensation (e)	1,367	990	5,126	4,620
Net income (loss) - Non-GAAP	$622	$2,811	$2,954	$(5,798)

(iv) Net loss per share
Net income (loss) per share - GAAP, basic and diluted	$(0.05)	$0.01	$(0.19)	$(0.50)
Adjustments to GAAP net income (loss) per share (as detailed above)	0.07	0.06	0.27	0.35
Net income (loss) per share - Non-GAAP, basic and diluted (f)	$0.02	$0.07	$0.07	$(0.15)

Note: Totals may not sum due to rounding.

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These non-GAAP financial measures exclude the following items:

(a) Impairment of excess lab equipment and change in fair value of assets held for sale: we provide non-GAAP information which excludes expenses for the impairment of excess lab equipment and the changes in fair values of assets held for sale because they do not relate to the normal and recurring transactions of Codexis' business; this financial measure may be different from non-GAAP methods of accounting and reporting used by the Company’s competitors to the extent their non-GAAP measures include or exclude other items. The presentation of this additional information should not be considered a substitute for net income or net income per diluted share or other measures prepared in accordance with GAAP.

(b) Gain on sale of former Hungarian subsidiary: we provide non-GAAP information which excludes the effects of the sale of Codexis' Hungarian subsidiary because it does not relate to the normal and recurring transactions of Codexis' business; this financial measure may be different from non-GAAP methods of accounting and reporting used by the Company’s competitors to the extent their non-GAAP measures include or exclude other items. The presentation of this additional information should not be considered a substitute for net income or net income per diluted share or other measures prepared in accordance with GAAP.

(c) Depreciation expense: we provide non-GAAP information which excludes depreciation expense related to the depreciation of property and equipment. We believe that eliminating this expense from our non-GAAP measures is useful to investors, because the acquisition of property and equipment, and the corresponding depreciation expense, can be inconsistent in amount and can vary from period to period.

(d) Intangible asset amortization: we provide non-GAAP information which excludes expenses for the amortization of intangible assets which primarily relate to purchased intangible assets associated with our acquisitions. We believe that eliminating this expense from our non-GAAP measures is useful to investors, because this expense is non-cash. This financial measure may be different from non-GAAP methods of accounting and reporting used by the Company’s competitors to the extent their non-GAAP measures include or exclude other items. The presentation of this additional information should not be considered a substitute for net income or net income per diluted share or other measures prepared in accordance with GAAP.

(e) Stock-based compensation: we provide non-GAAP information which excludes expenses for stock-based compensation. We believe the exclusion of this item allows for financial results that are more indicative of our continuing operations. We also believe that the exclusion of stock-based compensation expense provides for a better comparison of Codexis' operating results to prior periods and to our peer companies as the calculations of stock-based compensation vary from period to period and company to company due to different valuation methodologies, subjective assumptions and the variety of award types.

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